UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 13, 2007

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300
Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement

Bonus and Non-equity Incentive Payments Related to 2006; 2007 Base Salary Increases and Restricted Stock Unit Awards. On February 12, 2007, in connection with its year-end review, the Compensation Committee, or the Committee, of the Board of Directors of Hornbeck Offshore Services, Inc., or the Company, approved bonus and non-equity incentive payments related to 2006, 2007 base salary increases and restricted stock unit awards to be paid to its named executive officers (as defined in Regulation S-K item 402(a)(3)) in 2007, subject to approval by the full Board of Directors of the Company’s budget for 2007. On February 13, 2007, the Board of Directors approved the budget. In determining individual salaries, the Committee considered the scope of the executive’s job responsibilities, unique skill sets and experience, individual contributions, market conditions, current compensation as compared to peer companies, as well as the specific actions and strategic activities of such executive officer for the prior year and the financial budget of the Company for the coming year. Among other factors to be discussed in greater detail in the Company’s upcoming proxy statement for its annual meeting of stockholders, the Committee considered the financial performance of the Company in 2006 in making its compensation decisions.

In addition, the Committee granted restricted stock unit awards under the Second Amended and Restated Hornbeck Offshore Services, Inc. Incentive Compensation Plan, or the Plan, to its named executive officers that are intended to provide long-term incentives to the executives to build stockholder value. These salaries, bonuses and time and performance-based restricted stock unit awards are summarized in the following table:

Executive Officer		2006 Bonuses and Non-equity Incentive Compensation(1)	Restricted Stock Unit Awards – Time-Vest Shares(2)	Restricted Stock Unit Awards – Performance- Vest Shares (3)	2007 Salaries
Todd M. Hornbeck	Chairman, President and Chief Executive Officer	$900,000	31,899	63,798	$500,000
Carl G. Annessa	Executive Vice President and Chief Operating Officer	$435,000	11,575	23,150	$335,000
James O. Harp, Jr.	Executive Vice President and Chief Financial Officer	$405,000	11,575	23,150	$300,000
Samuel A. Giberga	Senior Vice President and General Counsel	$196,875	6,836	13,672	$250,000
John S. Cook	Vice President and Chief Information Officer	$175,000	6,152	12,304	$225,000

(1)	With regard to our three most senior officers, Messrs. Hornbeck, Annessa and Harp, 2006 bonus and/or non-equity incentive compensation amounts are paid pursuant to such officers’ employment agreements and the Plan.
(2)	See the discussion regarding time-vest restricted stock unit awards in the paragraph immediately following this table.
(3)	See the discussion regarding performance-vest restricted stock unit base and bonus awards in the paragraph following this table.

In the table above, the amounts in the Restricted Stock Unit Awards – Time-Vest Shares column relate to grants that will vest in full on February 13, 2010. In the table above, the amounts in the Restricted Stock Unit Awards – Performance-Vest Shares column relate to awards that consist of the right to receive two equal amounts of shares. The restricted stock unit award base amount, or Base Shares, constitutes the base number of shares of stock issuable to the executive officer upon satisfaction of the conditions therefor in the restricted stock unit award. The restricted stock unit award bonus amount, or Bonus Shares, constitutes an incremental number of shares that, when added to the Base Shares, equals the maximum number of shares of restricted stock issuable to the executive officer based on the relative stock price performance of the Company and certain of its public peers for the period of time specified in the restricted stock unit awards. The peer group is comprised of the 15 public companies in the PHILX Oil Service Sector Index (OSX) and four additional public offshore marine company peers. The actual amount of shares that will finally be received by the executive officers under the Base Shares and Bonus Shares amounts of the Restricted Stock Unit Awards granted on February 13, 2007 will be calculated as a percentage of the Base Shares amount based on the relative performance ranking of the Company compared to the peer group for the three-year period ending February 13, 2010, as follows: (1) if the Company ranks in the top 20%, the executive officer will receive 200% of the Base Shares; (2) if the Company ranks in the top 33 1/3% but below the top 20%, the executive officer will receive between 150% and 200% of the Base Shares; (3) if the Company ranks in the top 50% but below the top 33 1/3%, the executive officer will receive between 100% and 150% of the Base Shares; (4) if the Company ranks in the top 66 2/3% but below the top 50%, the executive officer will receive between 50% and 100% of the Base Shares; and (5) if the Company ranks in the bottom 33 1/3%, the executive officer will receive no shares. Within categories (2), (3) and (4), the appropriate bonus and forfeiture factors related to the Base Shares amount will be interpolated on a straight-line basis between the two performance percentages.

Annual Incentive Compensation Approach. Annual cash incentive pay for each of the named executive officers is determined according to a methodology contained in the employment agreements of the three most senior executive officers, Messrs. Todd Hornbeck, Annessa and Harp. Such methodology provides for cash incentive payments comprised of two components, each representing approximately 50% of the aggregate cash incentive potential. The first component is based on the Company achieving a target level of earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted by loss on early extinguishment of debt (if applicable) and the second component is determined by the Committee in its sole discretion based on an evaluation of Company and individual performance. While the employment of the other two senior officers (i.e., the Senior Vice President and General Counsel and the Vice President and Chief Information Officer) are not governed by employment agreements, it has been the practice of the Committee to apply the same methodology contained in the employment agreements of the three most senior executive officers to the other senior officers.

Restricted Stock Unit Awards to Non-Employee Directors Related to 2006. The Committee also approved restricted stock unit awards covering 3,000 shares of Hornbeck Offshore common stock to each of the following non-employee directors: Ms. Patricia B. Melcher and Messrs. Larry D. Hornbeck, Bruce W. Hunt, Steven W. Krablin, Bernie W. Stewart and David A. Trice. These units were granted to the non-employee directors effective February 13, 2007 and will vest in full on February 13, 2008. The 3,000 shares issuable upon satisfaction of the time-vesting requirement were approximately equivalent in dollar value on the date of grant to the 2,500 shares granted in 2006.

Other Compensation Information. For a more complete discussion regarding the compensation paid to the named executive officers and to our non-employee directors, see Hornbeck Offshore’s proxy statement for the 2007 Annual Meeting of Stockholders, which is currently expected to be filed with the SEC within 120 days after December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: February 20, 2007	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr. Executive Vice President and Chief Financial Officer